UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 31, 2020

Date of Report (Date of earliest event reported):

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 944-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Regulation FD Disclosure

As previously announced, on February 24, 2020, Intuit Inc. (“Intuit”) entered into an agreement to acquire Credit Karma, Inc. In connection with the pending acquisition, Intuit has temporarily suspended share repurchases under its share repurchase program. Total repurchases during the current quarter were $40 million.

The information in this Report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Cautions About Forward-looking Statements

This communication contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: failure to obtain required regulatory approvals in a timely manner or otherwise; failure to satisfy any closing conditions to the proposed acquisition of Credit Karma, Inc.; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the proposed transaction with Credit Karma, Inc. or parties thereto are subject; failure to successfully integrate any new business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating Credit Karma, Inc.; potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; economic, social or political conditions that could adversely affect the acquisition or the parties; the impact of the COVID-19 pandemic; and risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2019 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We do not undertake any duty to update any forward-looking statement or other information in this communication, except to the extent required by law.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information

Important Additional Information Will be Filed with the SEC

Intuit will file with the SEC a registration statement on Form S-4, which will include the prospectus of Intuit (the “prospectus”). INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROSPECTUS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTUIT, CREDIT KARMA, INC., THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the prospectus and other documents filed with the SEC on Intuit’s website at http://investors.intuit.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2020	INTUIT INC.

	By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer